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Exhibit 4.4

Advertising Agency Agreement

Contract No.: CONT20211204579953

Party A: [Toutiao (Xiamen) Technology Co., Ltd.]

Company address: [3F-A282, Zone C, Innovation Building, Software Park, Xiamen Torch Development Zone for High Technology Industries]

Contact person: [Qi Shenghai]

Tel.:

Common contact email:

Mailing address: [2F Small Post Office, ZTE Building, No.19, Huayuan East Road, Haidian District, Beijing (ByteDance)]

(The email address agreed in this Agreement or the email address with the confirmation suffix of @bytedance.com is the valid email address for Party A to send and receive notices)

Party B 1: [Beijing Baosheng Technology Co., Ltd.]

Company address: [Room 901, 9F, Block B, Jinqiu International Building, No.6, Zhichun Road, Haidian District, Beijing]

Contact person: [Li Cheng]

Tel.:

Common contact email:

Mailing address: [15F, Block B, Yonghe Building, No.28, Andingmen East Street, Dongcheng District, Beijing]

(The email address agreed in this Agreement or the email address with the confirmation suffix of @bsacme.com is the valid email address for Party B to send and receive notices)

Party B 2: [Beijing Baosheng Network Technology Co., Ltd.]

Company address: [Room A-2252, 2/F, Building 3, Courtyard 30, Shixing Street, Shijingshan District, Beijing (Cluster Registration)]

Contact person: [Li Cheng]

Tel.:

Common contact email:

Mailing address: [15F, Block B, Yonghe Building, No.28, Andingmen East Street, Dongcheng District, Beijing]

(The email address agreed in this Agreement or the email address with the confirmation suffix of @bsacme.com is the valid email address for Party B to send and receive notices)

Beijing Baosheng Technology Co., Ltd. and Beijing Baosheng Network Technology Co., Ltd. are collectively referred to as Party B under this Agreement, and Beijing Baosheng Technology Co., Ltd. and Beijing Baosheng Network Technology Co., Ltd. are jointly and severally liable to Party A for the performance of this Agreement.

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In accordance with the current effective laws, regulations, rules and national standards of the People’s Republic of China, Party A and Party B have signed this Agreement through friendly negotiation on the data promotion services entrusted by Party B to customers represented by Party B. The Agreement on Data Promotion Services of Ocean Engine confirmed by Party B (website: https://ad.oceanengine.com/ overture/account/agreement/, hereinafter referred to as “Online Agreement”) and other relevant agreements, platform rules, service usage rules, notices and other contents that Party A may issue on data promotion services of Ocean Engine are all integral parts of this Agreement. Party A has the right to update the aforesaid agreements, rules, notices and contents from time to time, and will notify Party B by means of website announcement, system station letter, email, phone or letter service, etc. Such notices shall be deemed to have been served to Party B and shall be binding on Party B when they are announced or sent.

Part I Terms of Business

Article I Matters of Cooperation and Definitions

1.

Party B entrusts Party A to provide data promotion services for Party B in accordance with this Agreement, and therefore pays Party A the agreed data promotion expenses. Party A authorizes Party B to be a comprehensive agent in the whole country except for the sole agency scope, automobile manufacturers, automobile dealers and real estate developers (Party A has the right to unilaterally adjust and change the agency scope and term of Party B, subject to Party A’s notice). During the agency term, Party B can only represent the data promotion services within the scope authorized by Party A, and cannot have customer conflicts with Party A’s exclusive agents involved in the business in this area. Regardless of the formation or existence of any legal relationship between Party B and its represented customers, Party B shall sign corresponding agreements with its customers in its own name and directly enjoy rights and obligations as parties to the agreements. Party B shall also clearly agree with its customers on their respective work scope, specific service items and service standards. Party B shall not refuse to perform this Agreement for any reason between Party B and its represented customers. In case of any dispute arising from Party B’s violation of the agreement signed with its represented customers or unclear agreement with its represented customers, Party B shall settle it with its represented customers by itself.

2.

Data promotion platform: refers to the Ocean Engine platform legally operated by Party A or its affiliated companies and the subsequently added platform for providing specific types of data promotion services (Party B can represent the data promotion service business corresponding to this newly added platform only after being authorized and confirmed by Party A in writing). It can provide data promotion, cost statistics, data query, analysis, material management and other services (subject to the services actually provided by each platform).

3.

Platform rules: refer to various normative documents that have been published or may be published in the future on the data promotion platform or related platforms added later, including but not limited to relevant rules, standards, notices, announcements, etc. that Party B needs to abide by when using related services under this Agreement.

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4.

The term “Party B’s products” or “products” referred to in this Agreement refers to the goods, services or other legal publicity objects produced or sold by Party B or the customers represented by Party B, and Party B enjoys the legal rights required for data promotion, including but not limited to copyright, trademark rights, portrait rights, etc.

5.

Party B can select, set up or operate according to the rules and guidelines of the data promotion platform. Party B can also display its content materials on relevant pages, interfaces or locations such as client applications, websites, applets and other partner network platforms (hereinafter referred to as “traffic network platform”) of Party A’s affiliated companies through the data promotion services provided by Party A in other ways (email confirmation by both parties, etc.) agreed in this Agreement, or use and enjoy corresponding services and functions.

6.	The “data promotion service” referred to in this Agreement may include one or a combination of the following methods:

(1)Publish advertisements for Party B’s products in the form of pictures, texts, videos and audio on the traffic network platform;

(2)	Party B shall provide the content of describing, introducing or promoting Party B’s products, which is mainly expressed in words, and publish it on the traffic network platform;
(3)

Party B shall provide the network/download link address and publish it on the traffic network platform. Users of the traffic network platform can jump to the corresponding page to view or use specific services and products or download APP products by clicking the link. Party B shall ensure the legality of the landing page pointed to by the jump link and the content and qualification of the downloaded products;

(4)	Paid search services to promote goods, services or other publicity objects;
(5)	Other data promotion services that can be used to promote Party B’s products.
7.

Promotional content/Content material: refers to the keyword information and website information submitted by Party B or its represented customers, and the information contents designed and produced by Party B or its represented customers or commissioned by others according to law, which are used to display the brand of Party B or its represented customers, and the information content of products and services produced or authorized to be sold by Party B or its represented customers, including but not limited to pictures, text, video, audio, music, flash, live broadcast, etc. The content material includes the landing page itself.

8.	Landing page: refers to the page pointed by the link contained in the content material, that is, the page that the user jumps to or redirects after clicking on the content material.
9.

Self-made programs and specific activities: refer to videos, film and television dramas, variety shows, sports events or live and live evenings that are shot, produced and produced by Party A and/or its affiliated companies or by an entrusted third party which has the right to implant commercial content.

Article II Cooperation Period

1.	The cooperation period between Party A and Party B is from [January 1, 2022 to December 31, 2022]. After the expiration of the above cooperation period, the data promotion service under this Agreement

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will be terminated. If this Agreement is dissolved or terminated in advance, the above cooperation period will end until the date of early dissolution/termination. If Party B’s data promotion account still has cash balance (referred to as “cash balance”) which is prepaid and recharged but has not been launched after the expiration of the above cooperation and Party B chooses to continue to use it, the cash balance can only be used for bidding data promotion and can be postponed until the date when the cash balance is used up. During the extension period, the data promotion shall still be implemented in accordance with this Agreement, unless otherwise agreed by both parties. After the expiration of the above cooperation, Party B shall not renew the fee and recharge under this Agreement, except consume the aforesaid cash balance. However, the consumption generated after January 1, 2023 shall not be used for rebate accounting corresponding to this Agreement and/or supplementary agreements and other documents signed by both parties.

2.

If there is any prepaid unconsumed cash balance in Party B’s data promotion account before the signing of this Agreement, Party B confirms that the aforesaid prepaid unconsumed cash balance will be transferred to this Agreement and implemented in accordance with this Agreement from the cooperation start date agreed in this Agreement.

3.

If there is still available grant amount in the data promotion account of the represented customer of Party B after the expiration of this Agreement, the relevant grant amount can continue to be used for data promotion launch and consumption before the expiration period displayed on the platform. The data promotion during the consumption period of the grant amount should still be implemented according to this Agreement, and the grant amount shall not be applied for refund or transferred to the data promotion account of a third party or other represented customer.

4.

After the expiration of the cooperation period of this Agreement, other non-cash amounts in Party B’s data promotion account except the grant amount shall not be used for data promotion launch and consumption. If the non-cash amount in Party B’s data promotion account is still put in and consumed by data promotion, Party B agrees and guarantees to pay Party A the data promotion expenses corresponding to the consumed non-cash amount according to this Agreement.

Article III Data Promotion Mode

1.

Non-bidding data promotion: includes but is not limited to CPT , CPM guaranteed advertisement, CPV guaranteed advertisement, special project resource package and other non-standard resources; for non-bidding data promotion, the Data Promotion Order (hereinafter referred to as the “order”) signed by Party A and Party B before data promotion or confirmed by the valid mailbox and data promotion platform agreed in this Agreement shall prevail, and the specific time, location and price of data promotion shall be determined. If Party B issues an order through email or data promotion platform, the order shall be regarded as the true intention of Party B and have legal effect and binding force on Party B. The order shall take effect after Party A confirms it through the valid email or data promotion platform agreed in this Agreement.

Party B knows and confirms that Party A will log in to the data promotion background by itself or by entrusting a third party, to check the accounts with Party B and its represented customers, and

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carry out corresponding operations according to the order agreement, and confirm relevant online agreements and rules on behalf of Party B for the use of some functions, so as to realize the non-bidding data promotion and launch.

During the cooperation period of this Agreement, if Party B changes the effective order, it shall notify Party A 30 days in advance and the change shall be confirmed by Party A, and both parties shall sign or confirm the changed order separately in accordance with the aforesaid agreed manner; otherwise, it will be deemed that the order has not been changed, and both parties will still execute and settle according to the effective order before the change.

2.

Bidding data promotion: includes but is not limited to CPM (oCPM) (charging according to advertisement display), CPC (charging according to advertisement click) and other bidding launch. Party B shall promote the data by online bidding according to the rules of data promotion platform and delivery operation guidelines.

3.

Party B knows and confirms that: If Party B has selected the preferred media or preferred scene on the data promotion platform, Party B’s promotional contents will be mainly launched according to the media or scene selected by Party B. At the same time, in order to provide better data promotion services for Party B, the data promotion platform may optimize the content and format of Party B’s promotional contents and intelligently expand and launch it to other traffic scenarios. For the purpose of optimizing data promotion services, the data promotion platform will adjust the size and format requirements of content materials, launch location and form, data promotion modes, etc. from time to time.

4.

Party B knows and confirms that no matter what data promotion method is adopted, Party A will not make any express or implied commitment to the promotion effect of Party B’s use of the services under this Agreement and the sales volume, operating performance and investment income of Party B’s products.

Article IV Data Promotion Expenses

1.	Billing method

According to the specific way of data promotion agreed by Party A and Party B, Party B shall settle accounts and pay expenses to Party A in corresponding billing methods (including CPT, CPM, CPC, CPM, etc.); billing currency: RMB.

2.	Payment period

(i) For bidding data promotion of Party B, Party B shall pay Party A the data promotion expenses within the agreed period as follows:

Pay before data promotion (i.e., prepay). Party B shall pay the promotion expenses to Party A before data promotion. With each natural month as a settlement cycle, both parties shall timely calculate the promotion expenses incurred in the previous cycle in each settlement cycle, and Party A shall timely provide Party B with the invoices of equal value after receiving the sealed order or Data

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Promotion Settlement Statement issued by Party B.

(i) For non-bidding data promotion of Party B, Party B shall pay Party A shall pay the data promotion expenses to Party A within the agreed period as follows:

Pay before data promotion (i.e., prepay). Party B shall pay the promotion expenses to Party A before data promotion. With each natural month as a settlement cycle, both parties shall timely calculate the promotion expenses incurred in the previous cycle in each settlement cycle, and Party A shall timely provide Party B with the invoices of equal value after receiving the sealed order or Data Promotion Settlement Statement issued by Party B.

3.

When Party B adopts non-prepaid payment, even if the payment period has not expired, as long as Party A has reasonable reasons to think that Party B is about to lose or has lost the ability to pay or has the risk of overdue payment, Party A has the right to suspend Party B’s data promotion and require Party B to pay the expenses immediately, and at the same time, Party A has the right to change Party B’s payment method from “consume before pay” mode to “prepay” or require Party B to pay a certain amount of deposit.

4.

Type of invoice: the items that Party A can issue are promotion expenses/ advertising release expenses/ advertising expenses, and the types of invoices that Party A can issue for Party B are special VAT invoice/ordinary VAT invoice.

5.Party B shall pay by bank transfer, and Party A does not accept other payment methods. The settlement currency is RMB. The information of Party A’s receiving bank account is as follows:

Party A’s account name: [Toutiao (Xiamen) Technology Co., Ltd.]

Bank of deposit:

Bank account number:

Article V Cooperation Policy

1.

Party B confirms that during the cooperation period, Party A has the right to set relevant assessment indicators on Party B’s data promotion every quarter (the specific information shall be subject to the notice separately issued by Party A by email). At the beginning of each quarter, Party A shall assess the completion and cumulative completion of relevant assessment indicators of Party B in the previous quarter and before. If any assessment indicators of Party B are not completed, Party A has the right to terminate this Agreement immediately without bearing any liability for breach of contract/compensation.

2.

During the cooperation period of this Agreement, Party B applies to Party A for and confirms the data promotion and distribution policy or return policy approved by Party A through the valid mailbox agreed in this Agreement (hereinafter collectively referred to as the “annual frame policy”, including but not limited to the policy content, actual implementation of the policy, deposit and other related contents), and the contents of the annual frame policy confirmed by Party B in the aforesaid way are the true intention of Party B and have legal effect and binding force on Party B. If a written agreement is signed separately

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on the annual frame policy, it shall be implemented in accordance with the written agreement.

Part II General Terms

Article I Protection of User’s Personal Information

Under this Agreement, both parties shall handle the user’s personal information in accordance with the requirements of relevant laws and regulations. The data provider promises that the data provided for the receiver complies with the laws and regulations and has obtained the authorization and consent of the relevant personal information subject, and there is no infringement of the legitimate rights and interests of any third party. The data receiver promises to protect the safety of personal information in a way that meets the requirements of relevant laws and regulations and necessary measures, and handle relevant personal information according to the provisions of laws and regulations, the aforesaid authorization consent of the personal information subject and the agreement in this Agreement.

Article II Account Number of Data Promotion Platform

1.

The accounts registered and opened by Party B and all customers represented by Party B on the data promotion platform are limited to Party B and its authorized subjects. Without the written consent of Party A, Party B is prohibited from donating, borrowing, renting, assigning or selling the accounts in any form.

2.

Party B shall properly keep the account number and password registered and opened on the data promotion platform, maintain the security and confidentiality of the account number and password, and bear all legal liabilities for activities and behaviors in the name of Party B’s account number (including but not limited to online signing of agreements or data promotion, etc.). If the account number is stolen or the password is lost due to Party B’s improper custody or other force majeure factors, Party B shall bear the responsibility by itself. In case of losing the account number or forgetting the password, Party B can appeal and request to retrieve the account number or password in time according to the appeal channels of Party A or the data promotion platform. Party B understands and recognizes that in the password retrieval mechanism of Party A or the data promotion platform, it is only necessary to identify the consistency between the information filled in the complaint form and the information recorded in the system, but it is impossible to identify whether the complainant is a real authorized user of the account.

3.

Party B understands and agrees that in order to ensure the security of the account and the legitimate rights and interests of Party B, if Party B’s account has not been logged in and used for a certain period of time, Party A has the right to re-verify the identity of the login party of Party B’s account according to the operation process of the data promotion platform.

4.

After the dissolution or termination of this Agreement, Party A shall have the right to close all accounts and account permissions registered and opened by Party B and customers represented by it on the data promotion platform.

Article III Submission and Review of Data Promotional Contents

1.	Within the scope specified in this Agreement, the specific data promotional contents shall be subject to

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those submitted by Party B to Party A or uploaded to the data promotion platform and accepted after being reviewed by the data promotion platform.

2.

According to the data promotion mode, Party B shall submit the content materials in advance according to the standards and sizes of the data promotion platform before data promotion. If Party B wants to change the content of data promotion, it shall also submit the changed content materials in advance according to Party A’s requirements, otherwise Party B shall still pay the corresponding data promotion expenses according to this Agreement and bear the consequences caused by the failure to change the content materials in time.

3.

The data promotional contents and content materials provided by Party B must be true and legal, shall not be false, shall not deceive or mislead consumers, shall not violate laws, regulations, rules and regulations and public moral standards, shall not be suspected of or constitute unfair competition and infringe upon the legitimate interests of any third party (including but not limited to infringement of intellectual property rights such as copyright, trademark rights and patent rights of others, infringement of personal rights or other legitimate rights and interests of others, etc.), and shall comply with relevant laws, regulations and rules, otherwise Party A has the right to refuse to publish it.

4.

Party B guarantees that it will not randomly add application download links, download buttons, download QR codes and other operation portals to guide users to download applications. If Party B needs to add an application download link or other operation entry to guide users to download, Party B shall obtain confirmation from Party A in advance and upload relevant application information through the application management center designated by Party A, add download links in the way allowed by Party A or the data promotion platform, and express five-element information (application name, version information, developer name, permission information and privacy policy) to users. There shall be no inconsistency between the content materials and relevant application information or other misleading or inducing users to download, otherwise, Party A shall have the right to reject Party B’s data promotion requirements, immediately take the content materials being launched offline and require Party B to bear the corresponding liabilities specified in this Agreement.

5.

Party A will review the data promotional contents and content materials submitted by Party B according to relevant laws, regulations, rules and regulations and the rules of the data promotion platform.

6.

Party A’s review and final launch shall not reduce Party B’s responsibility to guarantee the authenticity and legality of the promotional contents, relevant qualifications and sales and promoted products. Party B shall bear all legal responsibilities for any disputes, demands and disputes caused by Party B’s data promotional contents or sales and promoted products. If Party A and/or its affiliated companies suffer any losses (including but not limited to any third-party claims, compensation paid in advance or penalties imposed by state organs, etc.), Party B shall fully compensate Party A and/or its affiliated companies for all losses thus suffered. At that time, Party B shall not refuse to bear the liability for compensation according to this Agreement because the promotional contents and/or content materials and relevant qualifications have been reviewed, launched by Party A/data promotion platform or provided by other third parties.

7.	Whether it is within the scope of Party A’s review responsibility or not, once Party A finds that Party B’s

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data promotional contents or sales and promoted products are prohibited by relevant laws and regulations or will probably lead to illegal and violation risks, or there are serious violations of public order and good customs, or when Party B, its represented customers and/or related personnel thereof (including but not limited to senior executives and spokespersons of Party B and/or its represented customers) are reported to have illegal, negative events or other improper behaviors and investigated by the competent authorities, Party A shall have the right to immediately suspend the launch and require Party B to make modifications within 2 natural days after receiving the written notice from Party A. Before Party B makes modifications according to Party A’s requirements, Party A shall have the right to refuse to publish the data promotional contents, and Party A does not have to bear the liability for breach of contract for the delay of data promotion and publication caused by this. If Party B refuses to modify or delays in modifying the data promotional contents, which affects the normal development of Party A’s data promotion business, Party A shall be entitled to unilaterally terminate this Agreement or require Party B to pay the corresponding data promotion expenses during the delayed release period.

8.Party B shall examine the promotional contents to be released by itself with the high duty of care that professionals can fulfill, so as to avoid any illegal situation in the promotional contents and content materials as much as possible.

9.If Party A receives investigation by the competent authority or receives complaints from a third party due to Party B’s data promotional contents and/or content materials, sales and promoted products, etc., or if Party B or its represented customers complain to other third parties, Party B shall agree Party A to provide the information of Party B’s cooperation under this Agreement, including but not limited to the company’s subject information and data promotion information, to the competent authorities or third parties, and Party B shall cooperate to solve the above investigations, complaints and disputes. If a third party complains that Party B’s promotional contents infringe its legal rights, Party B shall provide counter-notice and preliminary evidence according to Party A’s requirements to prove that it does not constitute infringement, and Party A has the right to provide relevant qualification and other certification documents provided by Party B to the third party. If Party B refuses to provide evidence or provides insufficient evidence to prove that it does not constitute infringement, Party A has the right to terminate this Agreement or suspend the launch and require Party B to pay liquidated damages of RMB 30,000 or at 20% of the data promotion expenses (whichever is higher) for the content materials/products complained of infringement. If the liquidated damages are insufficient to make up for Party A’s losses, Party B shall make compensation continuously.

10.In order to optimize and provide data promotion services that are more in line with market demand, Party B authorizes Party A or Party A’s related parties to have the right to migrate the data promotion platform accounts and/or related data in the accounts among various data promotion platforms, so as to achieve the purpose of providing data promotion services.

11.For the purpose of verifying and ensuring the service quality provided by Party B to its represented customers, Party B authorizes Party A to have the right to provide Party B’s subject identity, operation and information related to data promotion to Party A’s affiliated companies or related operating platforms of affiliated companies for viewing and analysis.

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Article IV Data Statistics

1.

Party A and Party B confirm that all data under this Agreement (including but not limited to data promotion information, release time, page views, clicks, etc.) shall be counted by Party A and used as the basis for settlement. Party A guarantees that the statistical data are objective and true.

During the implementation of this Agreement, every data promotion period is taken as the cycle. If Party B has any objection to Party A’s agreement performance (including data promotion implementation), Party B shall clearly submit the objection to Party A in written form (valid in the form of email, accompanied by corresponding materials: such as webpage copying) within 5 natural days after the end of the data promotion period. If Party B fails to raise an objection in the above written form within the above objection period, Party B shall be deemed to have no objection to data promotion, implementation and corresponding expenses.

2.

Party B can only monitor and count the data promotion services supported by Party A and the data promotion types and resources opened by Party A in accordance with this Agreement and the order/scheduling agreement, Party B and the third-party statistical agency entrusted by Party B in accordance with this Agreement shall strictly keep confidential the information obtained in the process of data statistics and monitoring, and promise to implement necessary management measures and technical means not lower than the overall level of the industry to protect the security of information and data, and shall not use the learned information for purposes other than those agreed in the contract.

3.	For non-bidding data promotion:
(1)	Party B can choose to entrust a third-party statistical agency notified by Party A to conduct data statistics.
(2)

Based on the data issued by Party A, if the difference between the statistical data of the third-party statistical agency entrusted by Party B and the data of Party A does not exceed 10% (including 10%), the data of the third-party statistical agency may prevail; if the difference exceeds 10%, Party A and Party B shall review the data together with the third-party statistical agency and correct the error according to the facts. If it is confirmed that Party A’s data is incorrect, the data of the third-party statistical agency may prevail; if it cannot be confirmed that Party A’s data is incorrect, Party A’s data shall prevail. If no agreement can be reached, the dispute settlement method agreed in this Agreement shall be followed.

(3)

Party A has the right to unilaterally adjust, reduce or change the third-party statistical agencies and notify Party B in advance. Only when Party B entrusts the corresponding third-party statistical agencies according to Party A’s latest notice can the error of non-bidding data promotion data be implemented according to the previous clause. If Party B chooses a third-party statistical agency other than the third-party statistical agency agreed in this Agreement (subject to Party A’s latest notice) for monitoring and data statistics, the statistical data will be invalid unless Party A agrees in writing.

(4)

In the above data review, both parties confirm that they do not recognize and support the settlement and investigation rules of “synchronous click monitoring”, “frequency”, “TA%” and “ivt” data of third-party statistical agencies, and the rules of Party A shall prevail.

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(5)	If Party B builds its own monitoring link to conduct data statistics for non-bidding promotion, Party B confirms that all data under this Agreement shall be subject to Party A’s statistical data.
4.

For bidding data promotion, Party B may choose to entrust a third-party statistical agency or build a self-built monitoring link to conduct data statistics, but all data under this Agreement shall be subject to Party A’s statistical data.

Article V Liability for Breach of Contract, Exemption Clause and Special Provisions

1.

Party B shall pay Party A data promotion expenses (including the deposit, if any) according to the time and amount specified in this Agreement. Where Party B fails to pay the expenses in full and on time as agreed, it shall pay overdue fine at 3‰ of the total expenses in arrears for each overdue day until the arrears are paid off. Party A shall have the right to directly deduct the unpaid data promotion expenses and overdue fine from the balance of the data promotion account of Party B (including the cash balance, rebate amount, etc.). Meanwhile, Party A shall be entitled to partially or completely suspend Party B’s data promotion demand from the overdue date without bearing any liability for breach of contract. Where Party B delays to pay the data promotion expenses in full for 15 days, Party A shall have the right to terminate Party B’s data promotion without bearing any liability for breach of contract.

2.

In case of any breach of contract by Party B as follows, it shall still pay the corresponding data promotion expenses in full according to this Agreement, and Party A shall have the right to unilaterally terminate this Agreement and require Party B to compensate it and/or its affiliated companies for all losses caused thereby:

(1)	Fail to pay the data promotion expenses in full for 15 days without justified reasons;
(2)

Violate the confidentiality requirements under this Agreement and/or user’s personal information protection requirements to transfer, copy, spread, assign or license Party A’s business secrets, software, data and other information, or otherwise disclose the aforesaid information, allow others to use the information or provide others with the information for use, or engage in any commercial or business activities;

(3)

The data promotional contents and/or the sales and promoted products submitted by Party B are prohibited by law or will probably lead to violations of law, or seriously violate public order and good customs, or Party B, its represented customers and/or related personnel thereof (including but not limited to senior executives and spokespersons of Party B and/or its represented customers) have any illegal or negative event or any other improper behavior which is reported and investigated by the competent authority, and Party B still fails to make corrections upon receiving a notice from Party A;

(4)

After Party B’s link is approved or promoted online, Party B shows any content that violates the current laws, regulations and rules by modifying the page or program content pointed by the link, setting website jump, malicious code or virus, etc.;

(5)

Party B fails to add download links in the way as agreed in this Agreement or to express the five-element information to users in the added download links, or there is any content material inconsistent with relevant application information, or otherwise misleading or inducing users to

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download; or Party B changes any content material arbitrarily without Party A’s confirmation, including but not limited to changing the general products originally promoted into the products that can be operated by virtue of special business qualifications, adding or changing the download link, etc.;

(6)	Party B conducts data promotion beyond the agency scope and term specified in this Agreement;
(7)

Party B and/or its affiliated companies carry out agency or other activities in the name of Party A or its affiliated companies arbitrarily beyond or without the authorization of Party A and its affiliated companies;

(8)

Party B or customers represented by it provide any content material containing malicious software, spyware or any other malicious code in data promotion, which infringes the legitimate rights and interests of Party A and/or its users;

(9)	Party B develops subordinate agents;
(10)

Party B should sign a written contract with its represented customers, but Party B fails to check the legality and authenticity of the subject qualification submitted by its represented customers, and fails to provide Party A with the cooperation contracts signed with its represented customers as required by Party A;

(11)	Other serious breach of contract that leads to no practical significance for Party A to perform this Agreement.
3.

Where Party B cannot prove that it has fulfilled its examination obligations as specified in this Agreement, and the content materials, or sales and promoted products uploaded/submitted or launched by it: (1) infringe the legal rights of any third party; (2) or there is evidence proving that Party B is strongly suspected of the aforementioned infringement; (3) Party A has received real and reasonable complaints (including but not limited to any third party accusing Party A of infringement, bringing a lawsuit against Party A, or reporting to relevant competent authorities by means of complaints, letters, media reports, etc.) because of its content materials or sales and promoted products. Under any of the above circumstances, Party A shall have the right to terminate the agreement or suspend the launch and require Party B to pay liquidated damages of RMB 30,000 or at 20% of the corresponding data promotion expenses for the content materials/products (whichever is higher). Where the liquidated damages are insufficient to make up for Party A’s losses, Party B shall compensate Party A continuously. Any dispute arising from Party B’s products shall be resolved by Party B independently and all relevant legal liabilities shall be borne by Party B. Where Party B’s infringement or illegal behavior causes Party A to compensate any third party or suffer punishment from any state organ, Party B shall also compensate Party A in full for all losses suffered thereby.

4.

Unless otherwise explicitly specified in this Agreement, the data promotion resources under this Agreement can only be used to promote the corporate image, brands, products or services of the customers (i.e., actual providers of the products or services to be promoted) clearly specified in the order signed by both parties, Data Promotion Schedule and other documents. Without the prior written consent of Party A, Party B shall not use the data promotion resources under this Agreement to promote the products of any other customer by resale, assignment or any other means. Otherwise, Party A shall be entitled to

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immediately stop publishing or refuse to publish the data promotional contents, and Party B shall pay Party A liquidated damages at 20% of the published price of the data promotion resources used in default within 5 working days from the date of written notice from Party A. Meanwhile, Party A shall have the right to terminate this Agreement in advance. If the above liquidated damages are not enough to make up for Party A’s losses, Party B shall compensate Party A in full for its losses incurred therefrom.

5.

If the cooperation between Party B and the customers represented by it is terminated or the customers represented by Party B make effective complaints about Party B’s services (the standards for effective complaints shall be subject to Party A’s standards), Party A shall have the right to handle the data promotion account of the customers represented by Party B on its own.

6.

Where Party B violates any regulation of the Management Standards for Ocean Engine Agents issued by Party A, Party A shall be entitled to take corresponding measures against Party B and/or require Party B to assume corresponding liabilities according to its latest Management Standards for Ocean Engine Agents.

7.

Under this Agreement, where Party B’s breach of contract causes any loss to Party A and/or its affiliated companies, in addition to the liability for breach of contract specified in this Agreement, Party B shall also compensate Party A and/or its affiliated companies for their rights protection expenses incurred to realize their rights, including but not limited to investigation fees, travel expenses, attorney fees, legal costs, preservation fees and preservation guarantee fees (or preservation insurance premiums). Party A shall have the right to directly deduct the liquidated damages, compensations and rights protection expenses payable by Party B from advance payment and the balance of data promotion account of Party B (including the cash balance, rebate amount, etc.), and insufficient part shall still be compensated by Party B continuously.

8.

Where Party A delays, interrupts or terminates the data promotion services arbitrarily without justified reasons, it shall explain corresponding reasons to Party B in writing. If the agreed data promotion is not launched at the agreed time due to Party A’s fault, Party A shall provide resource compensation for Party B’s data promotion on the principle of “making up for the wrong and omitted ones”, that is, Party A shall provide Party B with resource compensation of equal value only for the wrong and omitted part in accordance with the above principle, and will not bear any other liability.

9.In case of any breach of contract by Party A as follows, Party B shall have the right to unilaterally terminate this Agreement:

(1) Fail to provide data promotion services as agreed within 30 days without justified reasons;

(2) Violate confidentiality requirements of this Agreement;

(3) Other serious breach of contract that leads to no practical significance for Party B to perform this Agreement.

10.

During the cooperation period under this Agreement, if Party B cancels any effective order or the Data Promotion Schedule, it shall notify Party A in writing 30 days in advance and be confirmed by Party A in writing. If Party B fails to cancel as agreed above, it will be deemed as Party B’s breach of contract (if Party B should pay data promotion expenses before data promotion but it fails to do so, it will be deemed as Party B’s breach of contract to cancel the order). Under the circumstances, Party B shall pay Party A

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liquidated damages of RMB 30,000 or at 20% of the promotion expenses as agreed in the corresponding order, Data Promotion Schedule or other documents (whichever is higher). Party A shall have the right to deduct the aforesaid liquidated damages from Party B’s advance payment. In case of no advance payment, Party B shall pay the aforementioned liquidated damages to Party A within 10 working days after the cancellation of data promotion. If the above liquidated damages are insufficient to make up for Party A’s losses, Party B shall compensate Party A in full for all the losses caused thereby.

11.

Party A shall have the right to examine Party B’s promotional contents, sales or promoted products, and information published on the platform. Where Party A finds or suspects that there is any problem with Party B’s promotional contents, sales products or information published on the platform, it shall be entitled to issue a notice of inquiry and correction to Party B, or to delete the information, disable the authority and suspend/stop the services under this Agreement, and to deal with the aforementioned behavior of Party B according to platform rules. The specific contents shall be subject to this Agreement and platform rules. Meanwhile, Party A reserves the right to further investigate related responsibilities of Party B.

12.	Exemption clause:
(1)

In view of the overall interests of the market and business needs, and in order to provide better data promotion services, the adjustments, restrictions, changes or offline of data promotion services, service contents, service modes, layout, page design, etc. under this Agreement arising from the requirements of traffic network platform, data promotion audit and changes of the platform rules, Party A’s adjustment, etc. are all reasonable changes. If the data promotion services under this Agreement cannot be provided as agreed or continuously due to the aforesaid adjustments, changes or offline, Party A will not bear any liability for breach of contract.

(2)

To ensure normal operation of the traffic network platform, Party A shall regularly or irregularly stop to maintain the website when necessary. If the services under this Agreement cannot be provided as agreed due to the aforesaid circumstance, Party A will not bear any liability for breach of contract.

(3)

In case of any circumstance, including but not limited to the requirements of competent authorities, social public events, media reports or major time nodes, etc., Party A shall have the right to adjust, suspend or terminate the data promotion services under this Agreement at the corresponding time node, without bearing any liability for breach of contract.

(4)

Where Party A cannot provide data promotion services as agreed under the above three circumstances, it shall provide the affected data promotion services on terms not lower than those agreed by both parties after the end of the circumstances. Where Party A cannot publish or provide services based on the actual situation, both parties shall make a settlement according to the actual data promotion condition.

(5)

After Party A provides data promotion services as specified in this Agreement, if the promotional contents of Party B cannot be displayed on network terminals such as the computers, mobile phones, etc. of users due to their setting of network terminal devices, client

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applications, websites, applets, etc., or the data promotion services are inconsistent with relevant provisions due to software and hardware devices, network configuration, etc. provided by Party B/customers represented by it, it shall not be a breach of contract by Party A, and Party A will not bear any liability.

(6)

Party B and its employees shall not cause any actual or potential damage to or conflict against the interests, goodwill and brand image of Party A and its employees and affiliated companies, otherwise, Party A shall have the right to terminate this Agreement immediately upon notifying Party B in writing, without bearing any liability for breach of contract, and also be entitled to investigate legal liabilities of Party B and its employees.

(7)

Party A or any affiliated company authorized by Party A may cite the promotional contents of Party B as a data promotion case for display or participating in appraisal for the purpose of building a creative excellent case base, spreading excellent cases and business needs. Under the circumstances, it is not a breach of contract by Party A, and Party A will not bear any liability.

(8)

Party A/the data promotion platform may provide Party B with or display to Party B the contents, reference cases, etc. about the design of promotional contents, copywriting, launch strategy, product selection, etc., or gather high-quality creative materials based on product functions for Party B’s reference (hereinafter collectively referred to as “reference contents”). Party B knows and confirms that the intellectual property rights of the reference contents are attributed to Party A or the original right holder, and Party B will not use them in any way that infringes the rights and interests of Party A or any third party. The above reference contents are for Party B’s reference only, and are not regarded or should not be understood as any permission, authorization, promise and guarantee made by Party A/data promotion platform for the reference contents in part or in whole. Party B shall decide whether to use the reference contents according to its own condition. Party B shall ensure the legality and compliance of its behavior of using the reference contents, and bear corresponding legal consequences by itself.

13.

Limitation of liability: Where Party A violates any obligation under this Agreement, causing actual losses to Party B, it shall compensate Party B for the directly calculable actual losses, but the maximum amount of liquidated damages and/or compensation paid by Party A shall not exceed 20% of the total amount of the order or data promotion plan involved in the breach of contract.

14.	Special provisions on data promotion of self-made programs and specific activities:
(1)

Where Party B displays and promotes content materials and enjoys corresponding rights and interests in Party A’s self-made programs and specific activities, the self-made programs and specific activities will reflect the corresponding rights and interests of Party B (the specific rights and interests shall be confirmed by both parties in writing or by email), and the data promotion form shall be subject to the final manifestation in self-made programs and specific activities. After expiration of the data promotion period, Party A shall have the right to take Party B’s content materials and rights and interests offline or replace them. Unless otherwise agreed by both parties, all intellectual property rights related to the self-made programs and specific activities shall be attributed to Party A. Without Party A’s written consent, Party B shall not use them in other

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promotion and launch channels in any form or authorize or assign them to any third party, otherwise, it shall be liable for compensating Party A for all its losses incurred thereby.

(2)

The intellectual property rights of content materials provided by Party B for Party A shall be attributed to Party B or have been legally authorized to Party B. Party B has the right to authorize and hereby irrevocably authorizes Party A and its affiliated companies to use them in programs and specific activities, publicity and promotional activities of the programs and specific activities, and promotional activities of the traffic network platform worldwide, non-exclusively and with the right of sublicensing. Party A and its affiliated companies have the right to modify, copy, adapt, translate, compile or make derivative products of the corresponding contents. Party A shall use the content materials provided by Party B for the purpose agreed by both parties, and shall not abuse or infringe upon the legitimate interests of Party B and belittle Party B’s image.

(3)

Party B knows and confirms that any circumstance where Party B’s rights and interests cannot be realized due to Party A’s reasons or uncontrollable factors by Party A, such as the scheduling adjustment of self-made programs, the failure in broadcasting, the stop or postponement of specific activities, etc., will not be deemed as Party A’s breach of contract, and Party A doesn’t need to bear any compensation liability to Party B (including but not limited to the compensation for mistakes, omissions and losses, etc.). Both parties shall make a settlement according to the expenses actually incurred for the performed part under this Agreement (including but not limited to the consideration of right and interest resources used by Party B for data promotion). The production cost, etc. actually incurred by Party A shall be handled through negotiation by both parties by signing a supplementary agreement.

(4)

Uncontrollable factors include, but are not limited to the following circumstances: the programs, columns and specific activities involved in the project are not approved or permitted by relevant government approval authorities, or applicable laws, policies or regulatory requirements of the government are changed or adjusted during the cooperation period, or sports events, evening parties, etc. are stopped or postponed due to force majeure, social public events, government requirements or control, etc., and therefore, the programs, columns, specific activities, etc. cannot be put online, are postponed, or still cannot get administrative approval or filing review after modification or postponement, are taken offline, or need changes to the implementation of project contents (including but not limited to the host, actor, guest, director and shooting environment); the program and project scheduling is adjusted due to the broadcasting of major events or news or live programs in Party A’s broadcast channel, equipment maintenance, overall revision, etc.

(5)

If any offline activity is involved, Party B shall be responsible for the personal and property safety of personnel and materials of Party B and the customers represented by it, and cooperate with the site management (including but not limited to property, safety, fire control, epidemic prevention, etc.).

(6)

If the cooperation on data promotion of self-made programs and specific activities is suspended or terminated ahead of time due to any reason of Party B or its represented customers, including but not limited to the unauthorized cancellation of cooperation by Party B or its represented customers,

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and illegal or negative events or improper behaviors of Party B and its represented customers and/or related personnel thereof (including but not limited to senor managers and spokespersons of Party B and/or its represented customers), and Party A judges that continuing the cooperation will affect the reputation of Party A and/or its affiliated companies, the production costs of self-made programs and specific activities shall be completely borne by Party B, and Party B shall also be liable for compensating Party A for all its losses caused thereby.

15.

Special provisions on programmatic PMP advertising: Where both parties carry out cooperation on programmatic PMP advertising, they shall also abide by the provisions of Annex IV Terms of Cooperation on Programmatic PMP Advertising.

Article VI Anti-commercial-bribery Clause

In order to protect the legitimate rights and interests of both parties, ensure that their business transactions conform to the principle of integrity and fair trade, aim at establishing a long-term friendly business partnership between both parties, and promote benign development of their relationship, both parties have come to an agreement as follows through friendly negotiation:

1.

Commercial bribery mentioned in this article refers to the behavior that Party B or its employees give or promise any person or induce any person to accept any material and spiritual direct or indirect illegitimate benefit, or ask for or accept the aforesaid benefit from any person, including but not limited to Party A’s employees, or influence and/or try to influence any person’s behavior or decision in his or her position, or improperly acquire or retain business.

2.

Party B or its employees shall not, in the name of Party B or individuals, offer, give or promise any direct or indirect benefit beyond the scope of business cooperation to any employee of Party A, affiliated person or any third party, induce any employee of Party A, affiliated person or any third party to accept the aforesaid benefit, or ask for or accept (in form of presenting or giving in unfair value) the aforesaid benefit, including but not limited to public rebate, hidden rebate, cash, shopping card, material object, negotiable securities, travel, share, dividend, cash gift, present, entertainment ticket, special discount or sample, and travel, catering, entertainment and business cooperation induced benefit or other material and non-material benefits paid by Party B.

3.

Conflict of interest referred to in this Agreement includes but is not limited to the following circumstances: (1) Party B or its employees shall not provide a loan in any form for Party A’s employees and affiliated persons thereof; (2) If any shareholder, supervisor, manager or senior executive of Party B, any leader of the cooperation project or any project member is an employee of Party A or an affiliated person thereof, the person shall truthfully and comprehensively inform Party A in writing before cooperation and voluntarily evade; (3) During the cooperation, Party B or its employees shall not allow Party A’s employees and their spouses to hold or have a third party hold Party B’s equity (except for the shares held through the open security exchange market and less than 0.1% of the outstanding equity, held through directly or indirectly holding the fund without actual control right, or held in trust with beneficiaries other than themselves or affiliated persons). Party B shall be obligated to disclose the existing or possible conflicts of interest to Party A in a timely manner, and cooperate with Party A to take measures to

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eliminate possible impacts on the cooperation between both parties.

4.

Before employing a subcontractor or any other representative, Party B shall conduct due diligence on its own to ensure that the other party is a legitimate and eligible enterprise to provide relevant services. All agreements between Party B and any third party, including but not limited to the subcontractor (no matter whether the subcontractor is selected by Party B or appointed by Party A), supplier, agent or any other independent third party with cooperative relationship with Party B, must contain the representations or guarantees made by the third party, that is, it will not offer or promise any improper benefit to any person, or ask for or accept any improper benefit from any person in order to influence or try to influence the person’s behavior or decision, or obtain or retain improper business or other benefits for its company. If the above-mentioned third party and its employees violate the corresponding anti-commercial-bribery clause, imposing an impact on Party A, it will be deemed as the violation of this Agreement by Party B, and Party A shall be entitled to require Party B to bear the liability for breach of contract according to this Agreement.

5.

“Party B’s employee” in this Agreement refers to: (1) any director, manager or employee of Party B’s company; (2) Any director, manager and employee of any subsidiary or related party of Party B; (3) Any direct or indirect shareholder of the company acting in the name of Party B’s company, and/or; (4) Any employee of direct or indirect shareholders of the company acting in the name of Party B’s company. Party B’s employee guarantees that he/she will abide by this Agreement and relevant laws and regulations in all transactions and businesses with Party A according to the contract. Party B shall resist corrupt practices of its employees and/or any third party. Where Party B’s employee violates any provision of this Agreement, it will be deemed as the violation by Party B, and Party A shall have the right to require Party B to bear the liability for breach of contract.

6.

Party A shall have the right to consult Party B’s financial records related to the transactions agreed in the contract by itself or by a professional third party entrusted by it, and collect violation evidence, including but not limited to reviewing relevant financial books, auditing and supervising the data promotion agreements signed with Party B, orders, final statements, payments and related documents, monitoring reports, data promotion evaluation reports and other related data promotion and execution documents, interviewing relevant personnel, etc. Party B shall maintain internal control system to ensure the accuracy of financial statements and information, and reflect all activities and expenses related to the contract in financial records. Party B shall actively assist and cooperate with Party A in the audit and examination, and shall not refuse the audit, conceal any information or provide any false information. If Party B is required by Party A to provide any material during the investigation or audit, it shall actively cooperate with Party A and be responsible for the authenticity of the material provided by it. Within five years after the dissolution or termination of this Contract, Party B shall keep the complete documents of all financial records and information related to this Contract, and Party A shall have the right to copy and save the aforesaid records or documents.

7.

Where Party B violates any of the above agreed behaviors or Party A has reasonable grounds to believe that Party B is at risk of violating the above agreed behaviors, including but not limited to Party B’s refusal to cooperate with the audit and examination, inaccurate financial records, false statements or

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suspected bribery, etc., Party A shall be entitled to unilaterally terminate the contract with Party B in whole or in part, and the contract will be terminated immediately upon Party A sends a notice to Party B. Party B shall bear all liabilities for breach of contract, and simultaneously pay 30% (in the event of a higher proportion in relevant laws and regulations, the higher proportion shall apply) of the total contract amount to Party A as liquidated damages. If the aforesaid liquidated damages are less than RMB 100,000, it shall be subject to RMB 100,000. Party A shall have the right to directly deduct the liquidated damages payable by Party B from the contract amount. For all losses, damages, claims and fines suffered by Party A, Party B shall compensate, defend and protect Party A from damages. If Party B violates the provisions of this Agreement, Party A reserves all rights to investigate direct civil and/or criminal liabilities of Party B and the directly responsible person thereof.

8.

If any violation or attempted violation of the anti-commercial-bribery agreement, anti-commercial-bribery and anti-corruption laws and regulations, and Party A’s systems is found in business cooperation, and Party A’s employees and/or affiliated persons thereof have any illegal and disciplinary behavior that violates the legitimate rights and interests of both parties, such as bribery, embezzlement, asking for benefits, conflict of interests, fraud, disclosure of business secrets, malfeasance, abuse of power, etc., Party B can report to Party A. Party A shall keep confidential any reporting behavior and whistleblower. For the true and effective reporting behaviors and whistleblowers, after the reported incidents are verified, Party A will award the whistleblowers an amount of RMB 10,000-1,000,000 according to relevant system of Party A and the specific situation of the reported incidents.

9.	Special email address for reporting and complaints of Party A: jiancha@bytedance.com and clean@bytedance.com.

Article VII Confidentiality and Intellectual Property Rights

1.

Any information of the other party known and understood by one party due to the conclusion and performance of this Agreement shall be proprietary information of the other party. Without the prior written consent of the other party, either party shall keep any proprietary information confidential and shall not disclose it to any person or entity, unless otherwise required for performing the obligations under this Agreement normally or otherwise stipulated by national laws and regulations.

2.

Both parties shall be responsible for keeping the specific contents of this Agreement confidential. Without the prior written consent of the other party, either party shall not disclose the cooperation between both parties and the specific contents of this Agreement to any third party.

3.

Without the written permission of Party A, Party B and its affiliated companies shall not use the names, trademarks, trade names, brands, domain names and websites of Party A and/or its affiliated companies and traffic network platform in their marketing, business cards, documents, websites, publicity and any other aspect, or disclose the cooperation with Party A, otherwise, it will be deemed as infringement. Under the circumstances, Party A shall be entitled to suspend or terminate this Agreement, require Party B to take remedial measures (including but not limited to stopping use, taking them offline, etc.), announce Party B’s breach of contract, and require Party B to compensate Party A and its affiliated companies for all the losses arising therefrom.

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4.

Party B confirms that Party A, its affiliated companies and the data promotion platform shall have the right to use the enterprise names, trademarks, trade names, brands, signs, logos, domain names and websites of Party B and its affiliated companies in marketing, business cards, documents, websites and publicity.

5.	Unless otherwise expressly agreed by both parties, the signing and performance of this Agreement will not lead to the transfer of the original intellectual property rights of the parties concerned.
6.	The termination, dissolution, revocation or invalidation of this Agreement will not affect the validity of this confidentiality clause and its binding force on both parties.

Article VIII Force Majeure and Change of Circumstances

1.

Where Party A or Party B delays or fails to perform its obligations in whole or in part due to force majeure or change of circumstances, it shall not be liable for breach of contract, but it shall take measures timely to reduce the losses caused by the force majeure or change of circumstances. Force majeure includes, but is not limited to, government regulation, national policy adjustments, terrorist attacks, hacker attacks, natural disasters, public emergencies, wars, power outages, technical adjustments of telecommunications sector, technical faults and virus intrusion, etc. If the agreement cannot be performed or is delayed in part or in whole due to the aforementioned force majeure events, neither parties shall bear the liability for breach of contract.

2.	The change of circumstances specified in this Agreement is as follows:
(1)	Server termination. Under any of the following circumstances, Party A may suspend providing data promotion services without notifying Party B.
a)	Force majeure caused by non-human factors such as maintenance and overhaul of emergency service equipment, etc.
b)	Failure of basic telecommunication services.
c)	Termination of line services of the platform.
(2)	Under the above circumstances, Party A shall notify Party B within 12 hours after the occurrence.

Party A’s server is temporarily unable to operate normally due to illegal attack, and still cannot be restored after Party A’s great efforts to repair it.

(3)

Other significant changes in objective circumstances that occur after the conclusion of this Agreement, are unforeseeable by the parties concerned when concluding this Agreement, and are not caused by force majeure.

3.

Where the force majeure event or the change of circumstances lasts for 20 days or more than 30 days accumulatively within the validity period of this Agreement, either party has the right to unilaterally terminate this Agreement in advance by a written notice.

Article IX Supplement, Amendment and Termination of Agreement

1.	For matters not covered in this Agreement, both parties may sign a written supplementary agreement separately through negotiation. The written supplementary agreement sealed by both parties shall have

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the same legal effect as this Agreement. In case of any conflict between the supplementary agreement and this Agreement, the supplementary agreement shall prevail.

2.

During the execution of this Agreement, Party A shall be entitled right to terminate this Agreement by sending a written notice to Party B one month in advance, and Party A will not bear any liability for breach of contract.

3.

No matter whether this Agreement is terminated in advance or not, both parties shall complete the financial settlement and clarify their respective responsibilities. If Party B terminates this Agreement without authorization, causing losses to Party A, it shall compensate Party A for all the losses.

4.	Upon expiration, this Agreement may be renewed if both parties reach a consensus and sign a written agreement.
5.

If any clause in this Agreement is wholly or partially invalid or unenforceable due to the violation of relevant laws or government regulations or other reasons, it will be deemed as being deleted. However, the deletion of this clause will not affect the legal effect of this Agreement and other clauses.

Article X Promises and Guarantees

1.

Party A guarantees that it has the legal qualification to engage in data promotion and the authority to sign this Agreement. Party B agrees that in case of any change in the business scope or main business of Party A or other reasonable reasons, on the premise of not affecting the rights and obligations of Party B, Party A has the right to assign all its rights and obligations that have not been performed under this Agreement to its affiliated companies at any time with a written notice to Party B. “Affiliated company of Party A” refers to any enterprise that controls or is controlled by Party A, or is controlled by the same entity jointly with Party A. Control means directly or indirectly owning more than fifty percent (50%) of the equity, voting rights or management rights of the enterprise.

2.

Party B guarantees that it has the legal authority to promote Party B’s products and sign this Agreement. Regardless of the ownership of Party B’s products, Party B shall sign this Agreement in its own name and directly assume all legal liabilities. Without the written permission of Party A, Party B shall not transfer the agency or develop a subordinate agent. Moreover, Party B shall not refuse to perform this Agreement on the grounds of its relationship with any third party. Any dispute between Party B and its customers shall be resolved by themselves, and Party A will not directly intervene in the dispute.

3.

Party B shall fulfill reasonable and necessary prudential and security obligations to ensure the legitimacy and security of the promotional contents, and ensure that it will not provide any content material containing malicious software, spyware or any other malicious code in data promotion, nor will it violate or evade any law, regulation and rule, and any national standard.

4.

During the validity period of this Agreement, if any employee of Party A or its affiliated enterprises becomes a shareholder or senior executive of Party B, Party B promises to immediately notify Party A in writing, otherwise, Party A shall be entitled to terminate this Agreement in advance at any time without bearing any liability.

5.

Party B shall not directly or indirectly induce, require, persuade or encourage the employees of Party A and/or its affiliated companies to resign, nor shall it establish or attempt to establish employment relations,

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business relations or other relations directly or indirectly related to the interests and business of Party A and/or its affiliated companies with the employees of Party A and/or its affiliated companies. Where Party B violates the provisions of this clause, Party A shall have the right to terminate this Agreement immediately, and Party B shall pay Party A RMB 100,000 as liquidated damages. If the liquidated damages are insufficient to make up for the losses of Party A and its affiliated companies, Party B shall make compensation continuously.

6.	Party B shall protect fair competition in the market and the unified management system of Party A, and shall not engage in vicious competition or other unfair competition with other agents of Party A.
7.

During the cooperation between both parties, either party shall ensure the service quality, and shall not damage the overall market image of the other party, nor engage in any other act harmful to the interests of the other party.

8.

Party B promises that after the termination or dissolution of this Agreement with Party A, it will not express or imply that it has any substantive contact with Party A or otherwise express or imply that it is an agent of Party A without the written consent of Party A.

Article XI Dispute Resolution

1.

This Agreement is signed at Haidian District, Beijing. Any dispute arising from this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party has the right to submit it to the People’s Court of Haidian District, Beijing for litigation, or the superior court of the People’s Court of Haidian District for territorial jurisdiction according to level jurisdiction.

2.	The conclusion, performance and interpretation of this Agreement shall be governed by the laws of the People’s Republic of China.

Article XII Notice and Service

1.

Unless otherwise specified in the agreement, the notices, documents and materials (including but not limited to the Management Regulations on the Use of Ocean Engine and Associated Brands by Ocean Engine Partners, Management Standards for Ocean Engine Agents, Management Standards for the Advertising of Ocean Engine, Data Promotion Schedule, Data Promotion Order, Data Promotion Settlement Statement, and adjustment or change notices from the third-party monitoring organization. The document name may change, which shall be subject to the actual name adopted at that time) sent by both parties to each other for the conclusion and performance of this Agreement are all integral parts of this Agreement, and have the same legal effect as this Agreement. The aforesaid notices, documents and materials can be served by mailing according to the address set out on the first page, by email, by phone, by station letter notification or publicity on the data promotion platform, etc. In case of service by mailing, the notices, documents and materials shall be deemed as service upon they’re delivered to the mailing address. In case of service by email, they shall be deemed as service within 24 hours upon they’re sent out.

2.

For any dispute arising from this Agreement, both parties confirm that judicial organs can serve litigation legal documents by any one or more of the contact ways specified in this Agreement (including but not

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limited to by mailing according to the contact address listed in the agreement, by email or by SMS), and the time of service shall be subject to that of the fastest one among the aforementioned ways. Both parties jointly confirm that the above ways of service are applicable to all judicial stages, including but not limited to the first instance, second instance, retrial, execution and procedure of supervision and urge. Meanwhile, both parties guarantee that their addresses for service are accurate and valid. If any legal document cannot be served or be served timely because the address provided is inaccurate or the address after change is not informed in a timely manner, both parties shall bear the possible legal consequences arise therefrom.

3.

For matters not covered in this Agreement, both parties can make confirmation through the email addresses of contact persons listed on the first page. Where either party changes its contact person or contact information, it shall notify the other party in writing 5 working days before the change, and bear all consequences arising from the failure to notify the other party in a timely manner.

4.

In order to execute this Agreement, both parties will make use of the data promotion platform to serve various notices and standards, including but not limited to the publication and publicity of data promotion auditing standards, agent management standards, data promotion audit and control rules, and other notices, rules and policies, which shall be subject to the specific publication and publicity on the data promotion platform. If the aforesaid notices, policies and standards are sent through the data promotion platform, they will be deemed to be served and effective upon being publicized on the platform, and will be binding on Party B.

5.	Where either party sends a notice to the other party in various ways, the date when the other party receives the notice at the earliest shall be the date of service.

Article XIII Effectiveness of Agreement

1.	This Agreement and its annexes shall come into force as of the date when both parties affix their seals.
2.	This Agreement is made in duplicate, one for Party A and one for Party B, both of which have the same legal effect.

3.This Agreement constitutes the entire agreement concluded between both parties on the issue under this Agreement, and replaces any oral or written communication, statement, MOU or agreement made between both parties on the aforesaid issue before the signing of this Agreement.

(Remainder of this page is intentionally left blank)

Party A: Toutiao (Xiamen) Technology Co., Ltd.

(Seal of the service provider)

Date: January 1, 2022

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Party B 1: Beijing Baosheng Technology Co., Ltd.

(Seal of customer 1)

Date: January 1, 2022

Party B 2: Beijing Baosheng Network Technology Co., Ltd.

(Seal of customer 2)

Date: January 1, 2022

Annex I: Data Promotion Order

Annex II: Data Promotion Settlement Statement

Annex III: Commitment Letter for Personal Information Protection

Annex IV: Terms of Cooperation on Programmatic PMP Advertising

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Annex IV: Terms of Cooperation on Programmatic PMP Advertising

Terms of Cooperation on Programmatic PMP Advertising

Party A and Party B carry out the cooperation on programmatic PMP advertising. According to the specific cooperation situation, the following terms shall apply to the programmatic PMP advertising:

Article I Definitions

1.

Traffic trading services: refer to the services provided by Party A or its affiliated companies as the traffic supply side for the demand side, including but not limited to traffic access, material launch, launch monitoring, financial settlement, etc. The system providing traffic trading services is referred to as the “traffic trading system”.

2.

PMP: means that Party A provides high-quality advertising space for a limited number of advertisers or advertising operators, and both parties agree on various trading contents such as the unit price, advertising space, etc. through offline trading, and realize real-time intelligent advertising by programmatic interfacing. This type of traffic trading service system is referred to as “PMP”, also known as private market place.

3.

Demand-side platform: refers to an online advertising platform service system, which provides advertisers with a launch and optimization service system of promotional contents, and is also known as DSP. Under this Agreement, the demand-side platform is Party B or the DSP designated by Party B and complying with this Agreement.

4.

Supply-side platform: refers to the media service platform that integrates media resources to provide programmatic advertising distribution and screening for media owners or managers, which is also known as SSP. Under this Agreement, the supply-side platform is Party A.

5.	Audience: refers to the target group to be accessible by promotional contents.
6.

Account: refers to the unique digital number (“ACCOUNT ID”) that identifies Party B or the identity of DSP designated by Party B when Party B uses services in traffic trading system. The account name and password provided by Party B will be associated with this account.

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Article II Cooperation Contents

1.

Party B can carry out programmatic advertising on the traffic trading service platform only through the DSP confirmed by Party A in writing or by email and complying with Party A’s standards and requirements, and interface with Party A’s traffic trading system according to the technical specifications provided by Party A. Party A will provide traffic trading services according to this Agreement. Party B confirms that Party A has the right to adjust or reduce the DSP that complies with Party A’s standards and requirements, with Party B notified in advance. This clause shall not be regarded as or constitute any guarantee provided by Party A for the DSP or any liability for its behaviors.

2.

Party A has the right to adjust the pricing rules and expense payment methods for traffic trading services according to the actual situation, and the aforesaid adjustment should be communicated with Party B in advance. If Party B raises an objection, Party A shall actively seek solutions with Party B. If Party B disagrees to the adjustment in writing, it may choose to terminate this Agreement.

Article III Consumption Requirements and Payment Methods of PMP Advertising

1.

On Party A’s PMP traffic trading service platform, for the traffic sent by Party A, Party B is entitled to choose whether to return the advertisements of its customers through the DSP complying with this Agreement according to the launch mode. Meanwhile, each natural month is taken as a settlement cycle by both parties, and in each settlement cycle, Party B must ensure that the minimum monthly consumption of its settlement cycle is RMB 100,000. If the settlement cycle is less than one natural month, the minimum consumption shall be calculated according to one natural month. If Party B fails to satisfy the minimum consumption standard in a settlement cycle, it shall still make a settlement according to the minimum consumption standard as agreed in this Agreement. If Party A adjusts the minimum consumption amount, it shall promptly notify Party B, and both parties confirm that the contents of the latest notice from Party A will be followed.

2.	The launch modes include but are not limited to BPG, PDB, PD, etc., which shall be subject to the Data Promotion Order signed by both parties or confirmed by email.

BPG: non-returnable private programmatic trading advertisement with fixed space and guaranteed volume;

PDB: private programmatic trading advertisement with fixed space and guaranteed volume;

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PD: private programmatic trading advertisement with fixed position and unlimited volume;

3.	Agreement on unit price: the unit price shall be subject to the published price of Party A in the current period.
4.	Payment methods:

(i) For the promotion of programmatic PMP advertisements, Party B shall pay Party A the data promotion expenses within the agreed period as follows:

Pay before data promotion (i.e., prepay). Party B shall pay the promotion expenses to Party A before data promotion. With each natural month as a settlement cycle, both parties shall timely calculate the promotion expenses incurred in the previous cycle in each settlement cycle, and Party A shall timely provide Party B with the invoices of equal value after receiving the sealed order or Data Promotion Settlement Statement issued by Party B.

Article IV Execution Clause of Party A’s Traffic Trading Service Platform

1.

Party B can only launch the promotional contents of Party B’s customers on Party A’s traffic trading system, and shall not assign the promotion resources under this Agreement to release the promotional contents of other platforms/systems.

2.

Party B guarantees that Party B and its customers are legally qualified to release the corresponding promotional contents, and related goods and services in the promotional contents should be legal, conform to relevant national standards and regulations, have passed the corresponding administrative approval, are not counterfeit and shoddy products, and will not infringe upon the legitimate rights and interests of any third party. Party B shall be responsible for reviewing the relevant certification materials that should be provided by its customers according to law, so as to ensure the legality of the promotional contents.

3.

Party B shall ensure that it has obtained the consent of its customers to release the promotional contents through Party A’s traffic trading system, and shall review the government approval and relevant certification documents necessary for customers to release the promotional contents according to law.

4.

Party B shall, as required by Party A, submit certification documents related to the promotional contents, including but not limited to authentic information of customers, certification or authorization documents of trademark right and copyright, authorization certificate of portrait right, approval document number, inspection report and other qualification certification materials for proving the authenticity, legality and

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effectiveness of the promotional contents.

5.

Party B shall guarantee that the promotional contents launched comply with all applicable laws, regulations, rules, binding policies and Party A’s standards for promotional contents (including but not limited to the Management Standards for the Advertising of Ocean Engine).

6.

Party A will carry out inspection and spot check of the promotional contents uploaded by Party B. If any content fails to satisfy Party A’s standards, Party A shall be entitled to unilaterally take corresponding measures, including stopping the release of the promotional content, suspending account transactions, etc.

7.

Where Party B’s promotion link address is infected by any computer virus, Party A has the right to suspend the release of the promotional contents, shall simultaneously notify Party B to disinfect the server, and can resume the release of the promotional contents only after Party B disinfects the server and Party A confirms that the promotion link is safe. The suspension of the release of promotional contents during this period shall not be deemed as Party A’s breach of contract, and the loss arising therefrom shall be borne by Party B. Party A will not supplement the release, and Party B shall still pay Party A service fees in full according to the contract.

8.	To protect the rights and interests of Party B, Party A may suspend providing traffic trading services and notify Party B when any abnormal activity is found in Party B’s system and account.
9.

Party B shall guarantee that the promotional contents uploaded by it are consistent with the contents of the landing page, and will not cause the misunderstanding of consumers in overall effect. During the effective display of promotional contents, the landing page shall not be changed.

10.

Where any promotional content of Party B or the DSP designated by Party B violates this Agreement, Party A and cooperation websites shall have the right to refuse to release it or delete it at any time after release, and will not display all promotional contents uploaded by Party B or the DSP designated by Party B through system settings, even if Party B has succeeded in bidding. In addition, Party A shall be entitled to require Party B to pay liquidated damages separately at the standard of RMB 5,000 per piece of illegal information. If the loss of Party A and/or cooperation websites arising from the breach of contract and violation of the information of Party B or the DSP designated by Party B exceeds RMB 5,000, Party B shall make additional compensation within 5 working days.

11.

Where any third party complains about Party B’s promotional contents or corresponding products/services under this Agreement, Party A shall have the right to immediately stop the service to Party B and notify Party B with the contact information left by it, and Party B shall bear all consequences

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caused thereby.

12.	Advertising data statistics: the same as the statistics of non-bidding data promotion data in Paragraph III of Article IV in Part II “General Terms” under this Agreement.

Article V Rights and Obligations of Both Parties

1.

Party B shall recharge, quote and upload promotional information according to relevant standards released on the traffic trading system. Any loss caused by improper operation of Party B shall be borne by Party B. Improper operation includes, but is not limited to the failure to operate according to instructions, the failure to operate timely, password disclosure, the circumvention of security procedures and the use of malicious computer programs.

2.

Party B understands and agrees that Party A has the right to save Party B’s information (including but not limited to the information release location selected by Party B, information content released by Party B, etc.) on Party A’s server according to law.

3.

Party B confirms and agrees that Party A will not make any explicit or implied promise on audience clicks, promotion effects, business performance, etc. that Party B can achieve by virtue of the traffic trading services.

4.

Where Party B violates any guarantee or promise under this Agreement, once it’s found by Party A/ cooperation websites, or any Internet audience files a complaint against Party B, or relevant management department carries out investigation, Party A has the right to unilaterally terminate the service to Party B immediately, in addition to dealing with it according to the provisions of this Agreement.

5.

Party B shall provide Party A with the true and accurate identity, address, promotion qualification and other information of its customer. Party B may enter the above information through API or traffic trading system provided by Party A for verification by Party A. If Party B fails to submit relevant materials in a timely manner or the materials submitted by it are incomplete or inaccurate, Party A is entitled to refuse to launch all promotional contents of the customer.

6.	Where Party B modifies its account data in Party A’s traffic trading system, it shall apply to Party A and be verified by Party A before modification.
7.	The advertising contents released and submitted by Party B on Party A’s traffic trading service platform must indicate the source of the advertisement.
8.

If Party A violates its obligations under this Agreement, causing any loss to Party B, the maximum amount of compensation shall be the bid price (the highest budget limit) of Party B when bidding. If Party B

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violates its obligations under this Agreement, causing any loss to Party A, its affiliated companies and (or) cooperation websites, and other related third parties, Party B shall be liable for compensation. Party A has the right to directly deduct various expenses from the advance payment of Party B, including but not limited to the compensation as agreed in this clause, liquidated damages specified in the Management Standards for the Advertising of Ocean Engine, and the compensation, legal costs, attorney fees and notary fees that must be paid according to law, and Party A is entitled to immediately suspend or terminate the cooperation with Party B. If Party B fails to pay the advance payment to Party A or the advance payment is insufficient to compensate for the losses of Party A, its affiliated companies and (or) cooperation websites, and other related third parties, Party A has the right to directly deduct the aforesaid expenses from the rebate payable as specified in this Agreement and any other contract signed between both parties. If the rebate amount is still not enough, Party A has the right to require Party B to make payment additionally.

9.

When Party B conducts data promotion on Party A’s traffic trading service platform, it shall abide by the platform rules (including but not limited to the Management Standards for the Advertising of Ocean Engine, operation specifications, assessment rules, etc.). If Party A’s platform rules are updated, Party A may inform Party B through website publicity, email and website notification. Where Party B violates Party A’s platform rules during its promotion and launch, it shall pay liquidated damages or compensation according to Party A’s platform rules. If Party B refuses to pay, Party A has the right to deduct the corresponding amount from the advance payment of Party B. If Party B fails to pay the advance payment to Party A or the advance payment is insufficient, Party A has the right to directly deduct the corresponding amount from the rebate payable as specified in this Agreement and any other contract signed between both parties. If the rebate is still not enough to compensate for Party A’s losses, Party B shall make compensation continuously, and Party A has the right to immediately suspend or terminate the cooperation with Party B and investigate Party B’s liability for breach of contract.

10.

Party B shall not change the promotional content page without permission during the launch. Once found, Party B shall bear the liabilities for breach of contract and compensation. Party B shall pay liquidated damages of RMB 20,000 for the first violation, RMB 100,000 for the second violation and RMB 500,000 for the third violation, and for the fourth violation, Party A has the right to permanently terminate the cooperation with Party B. If Party B changes the promotional content page privately, causing the content to violate relevant laws and regulations and to be investigated by relevant administrative authority, Party

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B shall cooperate with Party A to make a truthful statement of the foregoing situation. If the aforesaid liquidated damages are not enough to compensate for the losses of Party A and its affiliated companies, Party B shall make compensation continuously.

11.

Party B and its DSP interface service providers shall not engage in unfair competition of traffic hijacking by providing any malicious program or spyware, or by other means. If the traffic hijacking behavior of Party B and/or its DSP damages the legitimate rights and interests of Party A and/or its users/customers, Party A has the right to require Party B and its DSP to assume all legal liabilities.

12.

Party B shall, according to the classifications of advertisers and promotional contents required by Party A and traffic service platform cooperation websites, promise not to use the customers and promotional contents prohibited by cooperation websites for advertising bid on the cooperation websites. Any loss of Party A, its affiliated companies or cooperation websites arising from the violation of the aforesaid regulation shall be borne by Party B.

13.

Party A will not be liable for any dispute arising from the promotion between Party B and the media and final customers. Party A will not establish any relation with the customers, nor will it charge any fee from the customers (unless otherwise agreed). Party B shall negotiate with the customers on fee collection, invoice issuance, fee refund, customer service and all other issues, provide customers with necessary technical support, guidance and training, and supervise the customers to abide by various rules of Party A’s traffic trading service platform. However, without the written consent of Party A, Party B shall not set any clause or promise related to Party A in any form.

14.

During the cooperation between both parties, the traffic trading system and any information, material, trading record and data provided by Party A are Party A’s business secrets and all relevant intellectual property rights shall be attributed to Party A. Party B shall guarantee that it will timely delete the aforesaid information and data. Unless otherwise agreed by Party A in writing, Party B shall not use the above information and data in any other behavior, including but not limited to mapping, copying, spreading, processing, analysis, reuse, release, etc., except for achieving the purpose under this Agreement, regardless of whether the above information and data are taken as a whole or separate segments, or are combined with other information and data.

15.

Party B agrees that Party A will not bear any liability under the following circumstances: (1) the service is not provided due to any reason other than Party A’s intention or negligence; (2) Party B and/or any third party suffer any loss due to Party B’s intention or negligence; (3) Party B violates this Agreement,

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or other agreements, contracts and/or provisions signed with Party A, or Party A’s platform rules for launch, etc.

(Remainder of this page is intentionally left blank)

Party A: Toutiao (Xiamen) Technology Co., Ltd.

(Seal of the service provider)

Date: January 1, 2022

Party B 1: Beijing Baosheng Technology Co., Ltd.

(Seal of customer 1)

Date: January 1, 2022

Party B 2: Beijing Baosheng Network Technology Co., Ltd.

(Seal of customer 2)

Date: January 1, 2022

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